UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 1, 2026

SATIVUS TECH CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-208814	47-2847446
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

 #3 Bethesda Metro Center, #700

Bethesda, MD 20814

(Address of principal executive offices and Zip Code)

800 608-6432

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01	Changes in Registrant's Certifying Accountant

Sativus Tech Corp. (the “Company”) has replaced Elkana Amitai, CPA (the “Former Accounting Firm”) as its independent registered public accounting firm, effective as of July 1st, 2026, and has engaged Vilki & Co, UG 1 & 2 Luxor Palace, Nanpura, Surat, Gujarat, India (the “New Accounting Firm”) as its new independent registered public accounting firm as of and for the Quarter March 31st, 2026 and until today.  As described in Item 4.01(a) below, the change in independent registered public accounting firm is not the result of any disagreement with the Former Accounting Firm. The Board made the decision to engage the New Accounting Firm acting under authority delegated to it and the Board of Directors approved the same on July 1st, 2026.

During the fiscal years ended December 31st, 2024 and 2025, and the subsequent interim period including the Quarterly Report for the period ending March 31st, 2026, and through the filing of this 8K, (i) there were no disagreements with Elkana Amitai, CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Elkana Amitai, CPA would have caused Elkana Amitai, CPA to make reference thereto in their reports for such fiscal years and (ii) there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

 The Company has requested that the Former Accounting Firm furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statement. A copy of the letter from the Former Accounting Firm is attached hereto as Exhibit 16.1 to this Form 8-K

Item 9.01	Exhibits

   (d) Exhibits.

16.1	Letter from Elkana Amitai, CPA
104	Cover Page Interactive Date File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20th, 2026

SATIVUS TECH CORP. /s/ Michael Oster By: Michael Oster, CEO

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